Exhibit 99.1

World Acceptance Corporation Announces Planned Retirement of Chief Financial Officer

GREENVILLE, S.C.--(BUSINESS WIRE)--September 10, 2013--World Acceptance Corporation (NASDAQ: WRLD) today announced that Kelly M. Malson plans to retire from her position as Senior Vice President and Chief Financial Officer of the Company. The Company will initiate a search for a new CFO, and the exact timing of Ms. Malson’s departure will depend on the Company’s process for finding a successor. Malson’s eight-year tenure with the Company began in 2005, and she has served as the Company’s Chief Financial Officer of the since March 2006.

“I want to thank Kelly for her service and many valuable contributions to our Company as CFO and a key member of our senior management team,” said Sandy McLean, the Company’s Chairman and Chief Executive Officer. “Her leadership and dedication have been critical to our success and the development of our finance function and team. Although we are sorry to see her leave, we respect Kelly’s decision and desire to pursue other objectives and wish her all the best in those endeavors.”

“I am honored to be a part of the World Acceptance team and to have had the opportunity to work together with so many talented and dedicated colleagues to grow our Company and position it for continued success,” said Malson. “I look forward to supporting the Company in a smooth transition and thereafter pursuing other life objectives.”

About World Acceptance Corporation

World Acceptance Corporation is one of the largest small-loan consumer finance companies, operating 1,221 offices in 13 states and Mexico. It is also the parent company of ParaData Financial Systems, a provider of computer software solutions for the consumer finance industry.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the use of words such as “expects,” “intends,” “if,” “can,” “anticipates,” “estimate,” “plans,” “believe,” “may,” “will,” “should,” and any variations of the foregoing and similar expressions, are forward-looking statements. Factors that could cause actual results, performance or outcomes to differ from the expectations expressed or implied in such forward-looking statements are the following: the timing and outcome of the Company’s efforts to find a replacement chief financial officer; recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators having jurisdiction over the Company’s business or consumer financial transactions generically; the impact of changes in accounting rules and regulations, or their interpretation or application, or determinations made in connection with the preparation or audit of the Company’s financial statements, which could materially and adversely affect the Company’s reported financial statements, or necessitate material delays or changes in the issuance of the Company’s audited financial statements; the Company’s assessment of its internal control over financial reporting and the timing and effectiveness of the Company's efforts to remediate any reported material weakness in its internal control over financial reporting, which could lead to the Company to report further or unremediated material weaknesses in its internal control over financial reporting; changes in interest rates; risks relating to expansion and foreign operations; risks inherent in making loans, including repayment risks and value of collateral; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquency and charge-offs); changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company); and the unpredictable nature of litigation. Many of these and other risks are discussed in more detail in the “Risk Factors” section and other portions of the Company’s Form 10-K/A for the fiscal year ended March 31, 2013, as filed with the SEC on July 19, 2013, as amended and supplemented, and in the Company’s other filings made from time to time with the SEC. The Company does not undertake any obligation to update any forward-looking statements it makes. The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

CONTACT:
World Acceptance Corporation
Sandy McLean, 864-298-9800
Chief Executive Officer
or
Kelly M. Malson, 864-298-9800
Chief Financial Officer